Exhibit 3.2

Calamos Convertible and High Income Fund

BY-LAWS

(as amended and restated through August 23, 2021)

Article 1

Agreement and Declaration of Trust

1.1            General. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time amended, supplemented or restated (the “Declaration of Trust”) of Calamos Convertible and High Income Fund (the “Trust”), a Delaware statutory trust established by the Declaration of Trust.

1.2               Definitions. Unless otherwise defined herein, the terms used herein have the respective meanings given them in the Declaration of Trust.

Article 2

Offices

2.1               Offices. The Trust may have such offices in such places without as well as within the State of Delaware as the Trustees may from time to time determine.

2.2               Registered Office and Registered Agent. The registered office of the Trust shall be located in the City of Wilmington, State of Delaware or such other location within the State of Delaware as the Trustees may from time to time determine. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint a registered agent for service of process in the State of Delaware for the Trust as provided in the Delaware Statutory Trust Act, 12 Del. C. §§ 3801, et seq., as amended from time to time.

Article 3

Shareholders

3.1               Annual Meetings. Annual meetings of the Shareholders of the Trust or a Series or Class thereof shall be held on such date and at such place (which shall include a meeting held solely by means of remote communications) within or without the State of Delaware as the Trustees shall designate.

3.2               Special Meetings.

(a)               Special meetings of the Shareholders may be called at any time by the Chairman, the President or the Trustees. Subject to subsection (c) of this Section 3.2, a special meeting of Shareholders shall also be called by the Secretary of the Trust upon the written request of the Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

(b)               Any Shareholder of record seeking to have Shareholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Trustees to fix a record date to determine the Shareholders entitled to request a special meeting (the “Requested Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such Shareholder (or other agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Upon receiving the Record Date Request Notice, the Trustees may fix a Requested Record Date. The Requested Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Requested Record Date is adopted by the Trustees. If the Trustees, within thirty days after the date on which a valid Record Date Request Notice is received, fail to adopt a resolution fixing the Requested Record Date and make a public announcement of such Requested Record Date, the Requested Record Date shall be the close of business on the 30th day after the first date on which the Record Date Request Notice is received by the Secretary.

(c)               In order for any Shareholder to request a special meeting, one or more written requests for a special meeting signed by Shareholders of record (or their duly authorized agents) as of the Requested Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary. The purpose of the meeting and the matters proposed to be acted on at it, which may be presented by the Special Meeting Request, shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary. The Special Meeting Request shall bear the date of signature of each such Shareholder (or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Trust’s books, of each Shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of the Trust which are owned of record and beneficially by each such Shareholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty days after the Request Record Date. Any requesting Shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(d)               The Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust’s proxy materials). The Secretary shall not be required to call a special meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraphs (b) and (c) of this Section 3.2, the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(e)               Except as provided in the next sentence, any special meeting shall be held at such place (which shall include a meeting held solely by means of remote communications), date and time as may be designated by the President, Chairman or Trustees, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of Shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place (which shall include a meeting held solely by means of remote communications), date and time as may be designated by the Trustees; PROVIDED, however, that the date of any Shareholder Requested Meeting shall be not more than ninety days after the record date for such meeting (the “Meeting Record Date”); and PROVIDED FURTHER that if the Trustees fail to designate, within thirty days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. Central Time on the 90th day after the date the request for such meeting is actually received by the Trust or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and PROVIDED FURTHER that in the event that the Trustees fail to designate a place (which shall include a meeting held solely by means of remote communications) for a Shareholder Requested Meeting within thirty days after the Delivery Date, then such meeting shall be held at the principal office of the Trust. In fixing a date for any special meeting, the President, Chairman or Trustees may consider such factors as he, she, or they deem(s) relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Trustees to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Trustees fail to fix a Meeting Record Date that is a date within thirty days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

(f)                If at any time as a result of written revocations of requests for the special meeting, Shareholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time before ten days prior to the meeting if the Secretary has first sent to all other requesting Shareholders written notice of such revocation and of intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(g)               The Chairman, the President or the Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (g) shall in any way be construed to suggest or imply that the Trust or any Shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

3.3               Business Day. For purposes of these By-Laws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

3.4               Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place (which shall include a meeting held solely by means of remote communications) and purposes of the meeting, shall be given by the Trustees by mail or telegraphic or electronic means, or given as otherwise provided herein, to each Shareholder at the Shareholder’s address as recorded on the register of the Trust mailed at least ten days and not more than ninety days before the meeting, PROVIDED, HOWEVER, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Exchange Act; and PROVIDED, FURTHER, that notice of any Shareholder Requested Meeting shall be provided in a manner and time consistent with Section 3.2(e). Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held and adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his or her current address or if a written waiver of notice, executed before or after the meeting by the Shareholder who shall have failed to inform the Trust of his or her current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his or her attorney thereunto authorized, is filed with the records of the meeting.

3.5            Record Date for Meetings and Other Purposes. Except as provided in Section 3.2, for the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration of Trust.

3.6               Proxies. At any meeting of Shareholders, any holder of Shares or Preferred Securities entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken, and no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. A proxy shall be deemed signed if the Shareholder’s name is placed on the proxy, (whether by manual signature, typewriting, telegraphic transmission, facsimile, other electronic means or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. Proxies may be recorded by any electronic, telephonic, internet or other telecommunication device except as otherwise provided in the Declaration of Trust. The placing of a Shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions pursuant to procedures reasonably designed to verify that such instructions have been authorized by the Shareholder shall constitute execution of the proxy by or on behalf of the Shareholder. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. As determined by the Trustees without the vote or consent of Shareholders, on any matter submitted to a vote of Shareholders each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Without limiting their power to designate otherwise in accordance with the preceding sentence, the Trustees have established in the Declaration of Trust that each whole Share and Preferred Security shall be entitled to one vote as to any matter on which it is entitled by the Declaration of Trust to vote and fractional shares shall be entitled to a proportionate fractional vote. When any Share or Preferred Security is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share or Preferred Security, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share or Preferred Security. A proxy, including a photographic or similar reproduction thereof and a telegram, cablegram, wireless or similar transmission thereof, purporting to be executed by or on behalf of a Shareholder shall be presumed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share or Preferred Security is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share or Preferred Security, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Except as otherwise provided herein or in the Declaration of Trust or the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

3.7              Inspection of Books. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

3.8               Nominations and Proposals by Shareholders.

(a)               Annual Meetings of Shareholders.

(1)               Nominations of persons for election as a Trustee and the proposal of other business to be considered by the Shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Trust’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Trustees or any committee thereof or (iii) by any Shareholder of the Trust who was a Shareholder of record at the time the notice provided for in this Section 3.8(a) is delivered to the Secretary and at the time of the annual meeting, who held Shares continuously for such period (the “Holding Period”), who is entitled to vote at the meeting, who complied with the notice procedures set forth in this Section 3.8(a) and, with respect to the proposal of business (other than nominations of persons for election as a Trustee), who held, together with any other Shareholders proposing such business, Qualifying Shares continuously for the Holding Period. For purposes of this Section 3.8(a)(1), “Qualifying Shares” shall mean 5% of the Outstanding Shares of the Trust or 5% of the Outstanding Shares of the Series or Class to which the proposal relates.

For nominations for election to the Trustees or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 3.8, the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust and any such proposed business (other than nominations of persons for election as a Trustee) must otherwise be a proper matter for action by Shareholders. Without limiting the generality of the foregoing, no proposal may be made with respect to any matter that the Shareholders do not have the right to vote on under Section 1 of Article VII of the Declaration of Trust. To be timely, a Shareholder’s notice must be delivered to the Secretary at the principal executive office of the Trust by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty days from the anniversary date of the mailing of the notice for the preceding year’s annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a Shareholder’s notice as described above. A Shareholder’s notice to be proper must set forth: (a) as to the Shareholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made (i) the name and address of such Shareholder, as they appear in the Trust’s books, and of such beneficial owner, (ii) the class or series and number of all shares of the Trust owned beneficially and of record by Shareholder at the time the recommendation is submitted and the dates on which such shares were acquired, specifying the number of shares owned beneficially, (iii) a description of all arrangements, agreements, or understandings between the Shareholder and any other person or persons (including their names) pursuant to which the Shareholder recommendation is being made (including, in the case of a nomination, the candidate), and if none, so specify, (iv) a representation, which is complied with, that the Shareholder is a Shareholder of record of the Trust entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation, which is complied with, that the Shareholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to Shareholders entitled to cast the requisite number of votes to approve or adopt the proposal or elect the nominee, and (vi) any other information relating to such Shareholder and beneficial owner, if any, that must be disclosed in solicitation of proxies for election of trustees in an election contest (even if an election contest is not involved), or otherwise would be required, in each case pursuant to the Exchange Act and the rules and regulations promulgated thereunder; (b) as to each person whom the Shareholder proposes to nominate for election as a Trustee (i) a full listing of the proposed candidate’s education, experience (including knowledge of the investment company industry, experience as a trustee or director or senior officer of public or private companies, and directorships on other boards of other registered investment companies), current employment, date of birth, business and residence address, and the names and addresses of at least three professional references, (ii) information as to whether the candidate is, has been or may be an “interested person” (as such term is defined in the Investment Company Act of 1940, as amended) of the Trust, Calamos Advisors LLC (the “Adviser”) or any affiliate of the Adviser, and, if believed not to be or have been an “interested person,” information regarding the candidate that will be sufficient for the Trustees to make such determination, (iii) the written and signed consent of the candidate to be named as a nominee and to serve as a Trustee of the Trust, if elected, (iv) the class or series and number of all shares of the Trust or any other Trust owned of record or beneficially by the candidate, as reported by the candidate, and (v) such other information that would be helpful to the Trustees in evaluating the candidate; and (c) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made.

A Shareholder providing notice of any nomination or any other business proposed to be made at a meeting shall further update and supplement such notice so that: (a) the information provided in such notice pursuant to this Section 3.8 shall be complete and correct as of the record date for determining the Shareholders entitled to receive notice of the meeting, and such update and supplement shall be delivered to, or be mailed and received by, the Secretary at the principal executive office of the Trust not later than five (5) business days after the record date for determining the Shareholders entitled to receive notice of such meeting and (b) with respect to nominations of persons for election as a Trustee, any additional information reasonably requested by the Board of Trustees to determine that each person whom the Shareholder proposes to nominate for election as a Trustee is qualified to act as a Trustee, including information reasonably requested by the Board of Trustees to determine that such proposed candidate has met the trustee qualifications as set out in Section 4.6 of these By-Laws, is provided, and such update and supplement shall be delivered to, or be mailed and received by, the Secretary at the principal executive office of the Trust not later than five (5) business days after the request by the Board of Trustees for additional information regarding trustee qualifications has been delivered to, or mailed and received by, such Shareholder providing notice of any nomination.

(2)               In the event that the number of trustees to be elected to the Board of Trustees is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(1) of this Section 3.8 and there is no public announcement by the Trust of such action or specifying the size of the increased Trustees at least one hundred days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, a Shareholder’s notice required by this Section 3.8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Trust.

(b)               Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of persons for election to the Trustees may be made at a special meeting of Shareholders at which trustees are to be elected (i) pursuant to the Trust’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Trustees or any committee thereof or (iii) provided that the Trustees have determined that trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time the notice provided for in this Section 3.8(b) is delivered to the Secretary and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 3.8(b). In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust’s notice of meeting, if the Shareholder’s notice containing the information required by paragraph (a)(2) of this Section 3.8 shall have been delivered to the Secretary at the principal offices of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Shareholder’s notice as described above.

(c)               General. Only such persons who are nominated in accordance with the procedures and requirements set forth in this Section 3.8 shall be eligible to serve as trustee, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures and requirements set forth in this Section 3.8. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures and requirements set forth in this Section 3.8 and, if any proposed nomination or other business is not in compliance with this Section 3.8, to declare that such nomination or proposal shall be disregarded. Without limiting the generality of the foregoing or any other requirements herein, (i) a Shareholder shall be disqualified from bringing any business proposed to be brought before a meeting if all of the information in such Shareholder’s notice, or provided in connection therewith, is not correct and complete or if such Shareholder does not comply fully with the representations in such notice and (ii) if the Shareholder (or a qualified representative of such Shareholder) does not appear at the annual or special meeting of Shareholders of the Trust to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Trust. For purposes of this Section 3.8, to be considered a qualified representative of a Shareholder, a person must be a duly authorized officer, manager or partner of such Shareholder or must be authorized by a writing executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Shareholders.

For purposes of this Section 3.8 (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of trustees and (b) “public announcement” shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which Shares of the Trust’s common stock are traded or reported by a recognized news service or (ii) in a document publicly filed by the Trust with the Commission.

(d)               Compliance with State and Federal Law. Notwithstanding the foregoing provisions of this Section 3.8, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.8. Nothing in this Section 3.8 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

3.9               Abstentions and Broker Non-Votes. Outstanding Shares and Preferred Securities represented in person or by proxy (including Shares and Preferred Securities which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares or Preferred Securities, as applicable, that are present and entitled to vote for purposes of determining the number of Shares and Preferred Securities that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares or Preferred Securities in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares or Preferred Securities, as applicable, will not be considered as present and entitled to vote with respect to such proposal.

3.10           Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Outstanding Shares and a majority of outstanding Preferred Securities, in each case entitled to vote on the matter (or such larger proportion thereof as shall be required by law), consenting as separate classes and together as a single class, consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

3.11            Virtual Meetings. Notwithstanding any other provision of these By-laws, pursuant to Section 3806(b)(5) and (f) of the Delaware Statutory Trust Act, the Board of Trustees shall have the power and authority to determine that any annual or special meeting of Shareholders be held solely by means of conference telephone or other communications equipment, in lieu of being held at any designated place, and participation in such a meeting shall constitute presence in person at the meeting. Any such meeting shall be subject to such guidelines and procedures as the Board of Trustees may adopt and the notice for any such meeting need not designate a “place” of the meeting if it is to be held solely by means of conference telephone or other communications equipment. The Trustees may, in their sole discretion, notify Shareholders of any postponement, adjournment or a change of the place of a meeting of Shareholders (including a change to hold the meeting solely by means of remote communication) by a document publicly filed by the Trust with the Securities and Exchange Commission (“SEC”) without the requirement of any further notice hereunder.

Article 4

Trustees

4.1       Chairman of the Trustees. The Trustees shall appoint one of their number to be Chairman of the Trustees (“Chairman”). Unless otherwise determined by the Trustees, the Chairman shall preside at all meetings of the Trustees and shareholders and shall have such other duties as may be assigned to the Chairman by the Trustees from time to time.

4.2       Lead Independent Trustee. If the Chairman is an “interested person” of the Trust, as defined in the Investment Company Act of 1940 (the “1940 Act”), the Trustees who are not such interested persons of the Trust (“Independent Trustees”) shall appoint one of their number to be Lead Independent Trustee, who shall have such duties as may be assigned by the Independent Trustees from time to time.

4.3       Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman, the Lead Independent Trustee or by two or more other Trustees, at the time then in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed, postage prepaid, to each Trustee at least three days before the meeting, or shall be given by telephone, cable, wireless, facsimile or other electronic mechanism by which receipt thereof can be confirmed to each Trustee at his or her business address, or personally delivered to him or her at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Notwithstanding the foregoing, all actions of the Trustees shall be taken in compliance with the provisions of the 1940 Act.

4.4       Quorum and Manner of Acting. A majority of the Trustees then in office shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration of Trust or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

4.5       Action by Consent. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees then in office (or such higher number of Trustees as would be required to act on the matter under the Declaration of Trust, these By-Laws or applicable law if a meeting were held) consent to the action in writing and the written consents are filed with the records of the Trustees’ meetings. Such consents shall be treated as a vote for all purposes.

4.6       Trustee Qualifications. Except to the extent that such requirements are waived by a majority of the Continuing Trustees then in office at the time of the nomination of such Trustee, only persons satisfying the following qualification requirements may be nominated, elected, appointed, qualified or seated (“nominated or seated”) to serve as Trustees:

(A) An individual nominated or seated as a Trustee shall be at least twenty-one years of age and not older than the mandatory retirement age determined from time to time by the Trustees or a committee of the Trustees, in each case at the time the individual is nominated or seated.

(B) An individual nominated or seated as a Trustee shall, at the time the individual is nominated or seated, serve as a trustee or director of no more than 5 investment companies (including the Trust) having securities registered under the Exchange Act (investment companies or individual series thereof having the same investment adviser or investment advisers affiliated through a control relationship shall all be counted as a single company for this purpose).

(C) An individual nominated or seated as a Trustee shall not serve or have served within the past 3 years as a trustee of any closed-end investment company which, while such individual was serving as a trustee or within one year after the end of such service, ceased to be a closed-end investment company registered under the 1940 Act, unless such individual was initially nominated for election as a trustee by the board of trustees of such closed-end investment company or had served as a trustee since the inception of such closed-end investment company.

(D) Except as set forth in this Section 4.6, an individual nominated or seated as a Trustee shall not be an employee, officer, partner, member, trustee, director or 5% or greater shareholder in any investment adviser (other than the Trust’s investment adviser or any investment adviser affiliated with the Trust’s investment adviser), collective investment vehicle primarily engaged in the business of investing in “investment securities” (as defined in the 1940 Act) (an “investment company”) or entity controlling or controlled by any investment adviser (other than the Trust’s investment adviser or any investment adviser affiliated with the Trust’s investment adviser) or investment company.

(E) An individual nominated or seated as a Trustee shall not be and shall not have been subject to any censure, order, consent decree (including consent decrees in which the respondent has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual’s activities with respect to any investment-related business, nor shall an individual nominated or seated as a Trustee be the subject of any investigation or proceeding that could reasonably be expected to result in an individual nominated or seated as a Trustee failing to satisfy the requirements of this paragraph, nor shall any individual nominated or seated as a Trustee be or have engaged in any conduct that has resulted in, or could have reasonably been expected or would reasonably be expected to result in, the SEC censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration of any investment adviser under Section 203(e) or (f) of the Investment Advisers Act of 1940, as amended.

(F) An individual nominated or seated as a Trustee shall not have been charged (unless such charges were dismissed or the individual was otherwise exonerated) with a criminal offense involving moral turpitude, dishonesty or breach of trust, or have been convicted or have pled guilty or nolo contendere with respect to a felony under the laws of the United States or any state thereof.

(G) An individual nominated or seated as a Trustee shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(b) of the 1940 Act that would permit, or could reasonably have been expected or would reasonably be expected to permit, the SEC by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from serving or acting as an employee, officer, trustee, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered investment company or affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of such investment adviser, depositor, or principal underwriter.

4.7       Liability of Chairman and Lead Independent Trustee. A Trustee serving as Chairman or Lead Independent Trustee shall not be subject to any greater liability, nor subject to any higher standard or duty, than that to which he or she would be subject if not serving as such.

4.8      Election of Trustees. Pursuant to Section 2 of Article 7 of the Declaration of the Trust, the affirmative vote of a majority of the Outstanding Securities entitled to vote shall elect a Trustee; provided, that if the Declaration of Trust or applicable law requires that a Trustee be elected by individual Series or Classes, then the affirmative vote of a majority of the Outstanding Securities entitled to vote of that Series or Class shall elect a Trustee.

Article 5

Committees

5.1       Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than two members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares or Preferred Securities of the Trust or a Series thereof, and such other powers of the Trustees as the Trustees may delegate to them, from time to time, except those powers which by law, the Declaration of Trust or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number other committees from time to time; the number composing such committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such committees to be determined by the Trustees. The Trustees may designate a Chairman of any such committee. In the absence of such designation the committee may elect its own Chairman. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in place of any such absent or disqualified member of such committee.

5.2       Quorum and Manner of Acting. A majority of the members of any committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a committee may be taken at a meeting by a majority of the members present (a quorum being present) or evidenced by one or more writings signed by a majority of the members of such Committee. Members of a committee may participate in a meeting of such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting. Each committee designated by the Trustees may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Trustees conduct their business pursuant to Article 4 of these By-Laws.

5.3       Liability of Committee Chairman. A Trustee serving as a Chairman of any committee of the Trustees shall not be subject to any greater liability, nor subject to any higher standard or duty, than that to which he or she would be subject if not serving as Chairman of the committee.

Article 6

Officers

6.1       General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

6.2       Election. The President, the Vice Presidents (if any), the Treasurer and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected by the Trustees at such meeting or at any other time. Vacancies in any office may be filled at any time by the Trustees.

6.3       Tenure. Subject to Section 6.4, each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

6.4      Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

6.5       President. Unless the Trustees otherwise provide, the President shall be the chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general charge of the business affairs and property of the Trust and general supervision over its officers, employees and agents. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements, certifications or other documents as he or she may deem advisable or necessary in the furtherance of the interests of the Trust or any Series or Class thereof. The President also shall have the power to employ attorneys, accountants and other advisers and agents for the Trust. The President shall exercise such other powers and perform such other duties as the Trustees may from time to time assign to the President.

6.6       Vice Presidents. The Vice Presidents shall, in the absence or disability of the President, and in the order designated by the Trustees, perform the duties and exercise the powers of the President and, in addition, shall at all time perform such other duties and exercise such other powers as may be prescribed by the Trustees or the President, to whose supervision they shall be subject. Any Vice President of the Trust may be designated the chief financial officer of the Trust.

6.7       Chief Financial Officer. The Chief Financial Officer of the Trust shall have general charge of the finances of the Trust. The Chief Financial Officer shall make annual reports regarding the business and financial condition of the Trust as soon as possible after the close of the Trust’s fiscal year and shall furnish such other reports concerning the business and financial condition of the Trust as the Trustees may from time to time require. The Chief Financial Officer shall perform all acts incidental to the office of Chief Financial Officer, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees or the Chairman may from time to time designate. The Chief Financial Officer shall be responsible to and shall report to the Trustees. In the absence of the Chief Financial Officer, the Treasurer may perform all duties of the Chief Financial Officer.

6.8       Treasurer. The Treasurer shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with any custodian, investment adviser, or transfer, accounting or Shareholder servicing or similar agent, be the chief accounting officer and be in charge of the valuable papers, books of account and accounting records of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. The Treasurer may be designated the chief financial officer of the Trust.

6.9       Secretary. The Secretary shall, if and to the extent requested by the Trustees and/or shareholders, attend all meetings of the Trustees, any committee of the Trustees and the Shareholders and record all the proceedings of such meetings in a book to be kept for that purpose. In accordance with Section 3.4 hereof, he or she shall give, or cause to be given, notice of all meetings of the Trustees and meetings of the Shareholders, and shall perform such other duties as may be prescribed by the Trustees or President, to whose supervision he or she shall be subject. The Secretary shall keep in safe custody the seal of the Trust and, when authorized by the Trustee, affix the same to any instrument requiring it, which seal when so affixed may be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.

6.10     Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to such Assistant Treasurer by the Trustees. Each Assistant Treasurer performing the duties and exercising the powers of the Treasurer, if any, shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

6.11     Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to such officer by the Trustees.

6.12     Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees and members of any advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that the officer is also a Trustee.

6.13     Power to Vote Securities. Unless otherwise ordered by the Trustees, the Chief Financial Officer and/or the Treasurer shall have full power and authority on behalf of the Trust to give proxies for, and/or to attend and to act and to vote at, any meeting of stockholders of any corporation in which the Trust may hold stock, and at any such meeting the Treasurer or his or her proxy shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Trust might have possessed and exercised if present. The Trustees, by resolution from time to time, or, in the absence thereof, the Treasurer, may confer like powers upon any other person or persons as attorneys and proxies of the Trust.

Article 7

Fiscal Year

The fiscal year of the Trust shall end on such date as the Trustees shall from time to time determine.

Article 8

Seal

The Trustees may, but shall not be required to, adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

Article 9

Sufficiency and Waivers of Notice

Whenever any notice whatever is required to be given by law, the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been sent by mail, telegraph or cable when it has been delivered to a representative of any company holding itself out as capable of sending notice by such means with instructions that it be so sent, or at the time of confirmation if sent by wireless, facsimile or other electronic means, and notice by a document publicly filed with the SEC shall be deemed given at the time the Trust files such document.

Article 10

Certificates

If so determined by resolution of the Board of Trustees, each Shareholder of the Trust shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board of Trustees, representing the number of Shares or Preferred Securities of the Trust owned by the Shareholder, provided, however, that certificates for fractional shares will not be delivered in any case. Certificates representing Shares or Preferred Securities shall be signed by or in the name of the Trust by any two authorized officers of the Trust (it being understood that each of the President or a Vice President, the Chairman, the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, shall be an authorized officer for such purpose). Any or all of the signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Trust with the same effect as if such officer, transfer agent or registrar were still in the office at the date of issue.

Article 11

Amendment

These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by the Trustees, provided, however, that no By-law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration of Trust or these By-Laws, a vote of the Shareholders.

ARTICLE 12

Forum for Adjudication of Disputes

Unless the Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer or other employee of the Trust to the Trust or the Trust’s Shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware Statutory Trust Act or the Declaration of Trust or these By-Laws, (iv) any action to interpret, apply, enforce or determine the validity of the Declaration of Trust or these By-Laws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware (each, a “Covered Action”). Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust shall be (i) deemed to have notice of and consented to the provisions of this Article 12, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Article 12.

If any Covered Action is filed in a court other than the Court of Chancery of the State of Delaware or the Superior Court of the State of Delaware (a “Foreign Action”) in the name of any Shareholder, such Shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware and the Superior Court of the State of Delaware in connection with any action brought in any such courts to enforce the first paragraph of this Article 12 (an “Enforcement Action”) and (ii) having service of process made upon such Shareholder in any such Enforcement Action by service upon such Shareholder’s counsel in the Foreign Action as agent for such Shareholder. Furthermore, except to the extent prohibited by any provision of the Delaware Statutory Trust Act or the Declaration of Trust, if any Shareholder shall initiate or assert a Foreign Action without the written consent of the Trust, then each such Shareholder shall be obligated jointly and severally to reimburse the Trust and any officer or Trustee of the Trust made a party to such proceeding for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the parties may incur in connection with any successful motion to dismiss, stay or transfer such Foreign Action based upon non-compliance with this Article 12.

If any provision or provisions of this Article 12 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Article 12 (including, without limitation, each portion of any sentence of this Article 12 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

END OF BY-LAWS

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